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                                                                      EXHIBIT 2

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                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                           Boatmen's Bancshares, Inc.

                                      and

                            NationsBank Corporation



                          Dated as of August 29, 1996







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
                             TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
ARTICLE I   CERTAIN DEFINITIONS                                               1
  1.01.  Certain Definitions                                                  1
ARTICLE II   THE MERGER; EFFECTS OF THE MERGER                                7
  2.01.  The Merger                                                           7
  2.02.  Effective Date And Effective Time                                    7
  2.03.  Amendment Of Parent Articles                                         7
  2.04.  Tax Consequences                                                     8
ARTICLE III   MERGER CONSIDERATION; EXCHANGE PROCEDURES                       8
  3.01.  Merger Consideration                                                 8
  3.02.  Optional Cash Election                                               9
  3.03.  Rights As Stockholders; Stock Transfers                             11
  3.04.  Fractional Shares                                                   11
  3.05.  Exchange Procedures                                                 12
  3.06.  Dissenting Stockholders                                             13
  3.07.  Anti-Dilution Provisions                                            13
  3.08.  Treasury Shares                                                     13
  3.09.  Options                                                             13
ARTICLE IV   ACTIONS PENDING MERGER                                          14
  4.01.  Ordinary Course                                                     14
  4.02.  Capital Stock                                                       15
  4.03.  Dividends, Etc                                                      15
  4.04.  Compensation; Employment Agreements; Etc                            15
  4.05.  Benefit Plans                                                       16
  4.06.  Acquisitions And Dispositions                                       16
  4.07.  Amendments                                                          16
  4.08.  Accounting Methods                                                  16
  4.09.  Adverse Actions                                                     16
  4.10.  Agreements                                                          17
ARTICLE V   REPRESENTATIONS AND WARRANTIES                                   17
  5.01.  Disclosure Schedules                                                17
  5.02.  Standard                                                            17
  5.03.  Representations And Warranties                                      17


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ARTICLE VI   COVENANTS                                                       25
  6.01.  Best Efforts                                                        25
  6.02.  Stockholder Approvals                                               25
  6.03.  Registration Statement                                              25
  6.04.  Press Releases                                                      26
  6.05.  Access; Information                                                 27
  6.06.  Acquisition Proposals                                               27
  6.07.  Affiliate Agreements                                                27
  6.08.  Takeover Laws                                                       28
  6.09.  No Rights Triggered                                                 28
  6.10.  Shares Listed                                                       28
  6.11.  Regulatory Applications                                             28
  6.12.  Indemnification                                                     29
  6.13.  Benefit Plans                                                       30
  6.14.  Certain Director And Officer Positions                              31
  6.15.  Notification Of Certain Matters                                     31
ARTICLE VII   CONDITIONS TO CONSUMMATION OF THE MERGER                       31
  7.01.  Shareholder Vote                                                    31
  7.02.  Regulatory Approvals                                                32
  7.03.  Third Party Consents                                                32
  7.04.  No Injunction, Etc.                                                 32
  7.05.  Representations, Warranties And Covenants Of Parent                 32
  7.06.  Representations, Warranties And Covenants Of The Company            32
  7.07.  Effective Registration Statement                                    33
  7.08.  Tax Opinion                                                         33
  7.09.  Articles Of Amendment                                               33
  7.10.  NYSE Listing                                                        33
  7.11.  Company Rights Agreement                                            34
ARTICLE VIII   TERMINATION                                                   34
  8.01.  Termination                                                         34
  8.02.  Effect Of Termination And Abandonment                               37
ARTICLE IX   MISCELLANEOUS                                                   37
  9.01.  Survival                                                            37

                                    ii
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  9.02.  Waiver; Amendment                                                   37
  9.03.  Counterparts                                                        38
  9.04.  Governing Law                                                       38
  9.05.  Expenses                                                            38
  9.06.  Confidentiality                                                     38
  9.07.  Notices                                                             38
  9.08.  Entire Understanding; No Third Party Beneficiaries                  39
  9.09.  Headings                                                            39


                                    iii
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            AGREEMENT AND PLAN OF MERGER, dated as of August 29, 1996 (this
"Agreement"), by and between Boatmen's Bancshares, Inc. (the "Company") and NationsBank Corporation ("Parent").

                                  WITNESSETH:

            WHEREAS, the Boards of Directors of the Company and Parent have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into a wholly-owned direct or indirect subsidiary of Parent ("Merger Sub"), so that Merger Sub is the surviving corporation in the Merger;

            WHEREAS, in connection with the execution of this Agreement, the Company and Parent will enter into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit A; and
                                                  ---------

            WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

            NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

            1.01. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

            "Affiliate" shall have the meaning set forth in Section 6.07(a).

            "Agreement" shall have the meaning set forth in the recitals to this Agreement.

            "Articles of Amendment" shall have the meaning set forth in
      Section 2.03.

            "Average Closing Price" shall have the meaning set forth in
      Section 8.01(e).

            "Average Index Price" shall have the meaning set forth in Section 8.01(e).

            "Cash Amount" shall have the meaning set forth in Section 3.02.

            "Cash Election Shares" shall have the meaning set forth in
      Section 3.02.

            "Certificate of Merger" shall have the meaning set forth in
      Section 2.01(b).

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company" shall have the meaning set forth in the recitals to this Agreement.

            "Company Common Stock" shall have the meaning set forth in
      Section 3.01(a).

            "Company Directors" shall have the meaning set forth in Section
      6.14.

            "Company Meeting" shall have the meaning set forth in
      Section 6.02.

            "Company Preferred Stock" shall mean Company Series A Preferred Stock and Company Series B Preferred Stock.

            "Company Right" shall have the meaning set forth in
      Section 3.01(a).

            "Company Rights Agreement" shall have the meaning set forth in
      Section 3.01(a).

            "Company Series A Preferred Stock" shall have the meaning set forth in Section 3.01(b).

            "Company Series B Preferred Stock" shall have the meaning set forth in Section 3.01(b).

            "Company Stock" shall mean Company Common Stock and Company Preferred Stock.

            "Company Stock Option" shall have the meaning set forth in
      Section 3.09.

            "Company Stock Option Plans" shall have the meaning set forth in
      Section 3.09.

            "Compensation and Benefit Plans" shall have the meaning set forth in Section 5.03(l).

            "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated August 13, 1996, between the Company and Parent.

            "Costs" shall have the meaning set forth in Section 6.12(a).

            "Determination Date" shall have the meaning set forth in Section 8.01(e).

            "Disclosure Schedule" shall have the meaning set forth in
      Section 5.01.

            "Dissenting Shares" shall have the meaning set forth in
      Section 3.06.

            "Effective Date" shall have the meaning set forth in
      Section 2.02.

            "Effective Time" shall have the meaning set forth in
      Section 2.02.

            "Election Deadline" shall have the meaning set forth in Section
      3.02.

            "Election Form" shall have the meaning set forth in Section 3.02.

            "Election Form Record Date" shall have the meaning set forth in
      Section 3.02.

            "Employee Benefit Plans" shall have the meaning set forth in
      Section 6.13.

            "Environmental Laws" shall have the meaning set forth in
      Section 5.03(o).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall have the meaning set forth in
      Section 5.03(l).

            "ESOP Preferred Stock" shall have the meaning set forth in
      Section 4.03(1).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Agent" shall have the meaning set forth in Section
      3.02.

            "Exchange Fund" shall have the meaning set forth in
      Section 3.05(a).

            "Exchange Ratio" shall have the meaning set forth in
      Section 3.01(a).

            "FDIC" shall mean the Federal Deposit Insurance Corporation.

            "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

            "GBCL" shall have the meaning set forth in Section 2.01(b).

            "Indemnified Party" shall have the meaning set forth in
      Section 6.12(a).

            "Index Group" shall have the meaning set forth in
      Section 8.01(e).

            "Index Price" shall have the meaning set forth in
      Section 8.01(e).

            "Index Ratio" shall have the meaning set forth in
      Section 8.01(e).

            "Joint Proxy Statement" shall have the meaning set forth in
      Section 6.03.

            "Liens" shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

            "Mailing Date" shall have the meaning set forth in Section 3.02.

            "Material Adverse Effect" shall mean with respect to the Company or Parent, respectively, any effect that (i) is material and adverse to the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole, or Parent and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of the Company or Parent, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be
                 -------- --------
      deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (c) actions or omissions of the Company, Parent or Merger Sub taken with the prior written consent of the Company or Parent, as applicable, in contemplation of the transactions contemplated hereby, (d) circumstances affecting banks or savings associations and their holding companies generally, and (e) the effects of the Merger and compliance with the provisions of this Agreement on the operating performance of such party and its Subsidiaries.

            "Meeting" shall have the meaning set forth in Section 6.02.

            "Merger" shall have the meaning set forth in the recitals to this Agreement and in Section 2.01(a).

            "Merger Consideration" shall have the meaning set forth in
      Section 2.01.

            "Merger Sub" shall have the meaning set forth in the recitals to this Agreement.

            "Merger Sub Common Stock" shall have the meaning set forth in
      Section 3.01(c).

            "Multiemployer Plans" shall have the meaning set forth in
      Section 5.03(l).

            "NASDAQ" shall mean the Nasdaq Stock Market, Inc.'s National
      Market.

            "New Certificates" shall have the meaning set forth in
      Section 3.05(a).

            "No Election Shares" shall have the meaning set forth in Section
      3.02.

            "NYSE" shall mean the New York Stock Exchange.

            "OCC" shall mean the Office of the Comptroller of the Currency.

            "Old Certificates" shall have the meaning set forth in
      Section 3.02.

            "OTS" shall mean the Office of Thrift Supervision.

            "Parent" shall have the meaning set forth in the recitals to this Agreement.

            "Parent Common Stock" shall have the meaning set forth in
      Section 3.01(a).

            "Parent Meeting" shall have the meaning set forth in
      Section 6.02.

            "Parent Preferred Stock" shall mean Parent Series A Preferred Stock and Parent Series B Preferred Stock.

            "Parent Ratio" shall have the meaning set forth in
      Section 8.01(e).

            "Parent Series A Preferred Stock" shall have the meaning set forth in Section 3.01(b).

            "Parent Series B Preferred Stock" shall have the meaning set forth in Section 3.01(b).

            "Parent Stock" shall mean Parent Common Stock and Parent Preferred Stock.

            "Pension Plan" shall have the meaning set forth in
      Section 5.03(l).

            "Per Share Cash Consideration" shall have the meaning set forth in Section 3.02.

            "Per Share Stock Consideration" shall have the meaning set forth in Section 3.01(a).

            "Person" or "person" shall mean any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

             "Plans" shall have the meaning set forth in Section 5.03(l).

            "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

            "Registration Statement" shall have the meaning set forth in
      Section 6.03.

            "Regulatory Authorities" shall have the meaning set forth in
      Section 5.03(h).

            "Rights" shall mean, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock of such person.

            "SEC" shall mean the Securities and Exchange Commission.

            "SEC Documents" shall have the meaning set forth in
      Section 5.03(g).

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Starting Date" shall have the meaning set forth in
      Section 8.01(e).

            "Starting Price" shall have the meaning set forth in
      Section 8.01(e).

            "Stock Designees" shall have the meaning set forth in Section
      3.02.

            "Stock Option Agreement" shall have the meaning set forth in the recitals to this Agreement.

            "Subsidiary" and "Significant Subsidiary" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC; provided that
                                                                  --------
      for purposes of Article V, Merger Sub shall be deemed a Significant Subsidiary of Parent.

            "Surviving Corporation" shall have the meaning set forth in
      Section 2.01(a).

            "Takeover Laws" shall have the meaning set forth in
      Section 5.03(n).

            "Takeover Proposal" shall mean, with respect to any person, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its Significant Subsidiaries other than the transactions contemplated or permitted by this Agreement.

            "Tax Returns" shall have the meaning set forth in
      Section 5.03(p).

            "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

            "Treasury Shares" shall have the meaning set forth in
      Section 3.01(a).

            "Valuation Period" shall have the meaning set forth in Section
      3.02.

            "Valuation Period Market Value" shall have the meaning set forth in Section 3.02.

                                   ARTICLE II
                       THE MERGER; EFFECTS OF THE MERGER

            2.01.  The Merger.  (a)  The Surviving Corporation.  At the
                                     -------------------------
Effective Time, the Company shall merge with and into Merger Sub (the "Merger"), the separate corporate existence of the Company shall cease and Merger Sub shall survive and continue to exist as a Missouri corporation (Merger Sub, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). Parent may at any time change the method of effecting the combination with the Company (including without limitation the provisions of this Article II) if and to the extent it deems such change to be desirable, including without limitation to provide for a merger of the Company directly into Parent, in which Parent is the surviving corporation; provided, however, that no such change shall (A) alter
                       -------- --------
or change the amount or kind of consideration to be issued to holders of Company Stock as provided for in this Agreement (the "Merger Consideration"),
(B) adversely affect the tax treatment of the Company's stockholders as a result of receiving the Merger Consideration or (C) materially impede or delay consummation of the transactions contemplated by this Agreement.

            (b)  Effectiveness And Effects Of The Merger.  Subject to the
                 ---------------------------------------
satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, the Merger shall become effective upon the filing in the office of the Secretary of State of Missouri of a certificate of merger (the "Certificate of Merger"), or such later date and time as may be set forth in the Certificate of Merger, in accordance with Section 440 of the General and Business Corporation Law of Missouri (the "GBCL"). The Merger shall have the effects prescribed in Section 450 of the GBCL.

            (c)  Certificate Of Incorporation And By-Laws.  The certificate
                 ----------------------------------------
of incorporation and by-laws of the Surviving Corporation shall be those of Merger Sub, as in effect immediately prior to the Effective Time.

            2.02. Effective Date And Effective Time. Subject to the satisfaction or waiver of the conditions as set forth in Article VII in accordance with this Agreement, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (1) the third business day to occur after the last of the conditions set forth in Sections 7.01, 7.02, 7.03 and 7.10 shall have been satisfied or waived in accordance with the terms of this Agreement or (2) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

            2.03. Amendment Of Parent Articles. At the Effective Time, the articles of incorporation of Parent shall be amended to fix the preferences, limitations and relative rights of the series of Parent Preferred Stock, shares of which are to be issued in the Merger pursuant to Section 3.01(b). At or prior to the Effective Time, Parent shall deliver to the Secretary of State of North Carolina for filing, pursuant to Section 6-02 of the North Carolina Business Corporation Act, articles of amendment, in a form mutually acceptable to Parent and the Company, giving effect to the foregoing and containing any other provisions with respect to the aforementioned series of Parent Preferred Stock necessary to permit consummation of the Merger in accordance with the terms of this Agreement (the "Articles of Amendment").

            2.04. Tax Consequences. It is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Code.

                                  ARTICLE III
                   MERGER CONSIDERATION; EXCHANGE PROCEDURES

            3.01. Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

            (a)  Outstanding Company Common Stock.  Each share (excluding (i)
                 --------------------------------
shares held by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted ("Treasury Shares") and (ii) Dissenting Shares) of the common stock, par value $1.00 per share, of the Company, including each attached right (a "Company Right") issued pursuant to the Rights Agreement, dated August 14, 1990, as amended (the "Company Rights Agreement"), between the Company and the Rights Agent named therein (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive 0.6525 share (subject to adjustment as set forth herein, the "Exchange Ratio") of common stock (the "Parent Common Stock") of Parent (the "Per Share Stock Consideration"), subject to the election rights set forth in Section 3.02.

            (b)  Outstanding Company Preferred Stock.  (i)  Each share of the
                 -----------------------------------
Company's Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference $400 per share ("Company Series A Preferred Stock"), excluding any Treasury Shares, issued and outstanding immediately prior to the Effective Time, shall become and be converted into the right to receive one share of newly created preferred stock of Parent ("Parent Series A Preferred Stock") having terms (to be set forth in the Articles of Amendment) substantially identical to those of the Company Series A Preferred Stock.

            (ii) Each share of the Company's 7% Cumulative Redeemable Preferred Stock, Series B, stated value $100 per share, liquidation preference $100 per share ("Company Series B Preferred Stock"), excluding any Treasury Shares, issued and outstanding immediately prior to the Effective Time, shall become and be converted into the right to receive one share of newly created preferred stock of Parent ("Parent Series B Preferred Stock") having terms (to be set forth in the Articles of Amendment) substantially identical to those of the Company Series B Preferred Stock.

            (iii) At the Effective Time, any deposit agreements pursuant to which shares of Company Preferred Stock are held subject to depositary receipts shall automatically, and without further action on the part of Parent or the Surviving Corporation, be assumed by Parent.

            (c)  Outstanding Merger Sub Common Stock.  Each share of the
                 -----------------------------------
common stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the

Effective Time shall be unchanged and shall remain issued and outstanding as common stock of the Surviving Corporation.

            Section 3.02. Optional Cash Election. Holders of the Company Common Stock shall be provided with an opportunity to elect to receive cash consideration in lieu of receiving Parent Common Stock in the Merger, in accordance with the election procedures set forth below in this Section 3.02. Holders who are to receive cash in lieu of exchanging their shares of Company Common Stock for Parent Common Stock as specified below shall receive an amount in cash (the "Per Share Cash Consideration") in respect of each share of Company Common Stock that is so converted equal to the Exchange Ratio times the Valuation Period Market Value. The aggregate amount of cash that shall be issued in the Merger to satisfy such elections shall not exceed 40% of the aggregate consideration paid in exchange for shares of Company Common Stock in the Merger (the "Cash Amount"). For purposes of this Section 3.02:

            (i)  "Valuation Period Market Value" shall mean the average of the closing sales prices for Parent Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street
                                                              ---------------
      Journal or, in the absence thereof, by another authoritative source)
      -------
      during the Valuation Period; and

            (ii) "Valuation Period" shall mean the ten (10) consecutive trading day period during which the shares of Parent Common Stock are traded on the NYSE ending on the tenth calendar day immediately prior to the anticipated Effective Time.

            An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Company Common Stock ("Old Certificates") shall pass, only upon proper delivery of such Old Certificates to an exchange agent designated by Parent (the "Exchange Agent")) in such form as Parent and the Company shall mutually agree ("Election Form") shall be mailed 25 days prior to the anticipated Effective Time or on such other date as the Company and Parent shall mutually agree ("Mailing Date") to each holder of record of Company Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date").

            Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of Company Common Stock to elect to receive cash with respect to all or a portion of such holder's Company Common Stock (shares as to which the election is made being "Cash Election Shares").

            Any shares of Company Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 20th day following the Mailing Date (or such other time and date as Parent and the Company may mutually agree) (the "Election Deadline") shall be converted into Parent Common Stock at the Exchange Ratio (such shares being "No Election Shares").

            Parent shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

            Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of the Company Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Common Stock represented by such Election Form shall become No Election Shares and Parent shall cause the certificates representing Company Common Stock to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form. Any Dissenting Shares (as defined below) shall be treated as Cash Election Shares for the purposes of the determinations set forth below (but shall not be converted into the right to receive the Per Share Cash Consideration and shall instead be treated as set forth in Section 3.06).

            Within five business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Parent shall cause the Exchange Agent to effect the allocation among the holders of Company Common Stock in accordance with the Election Forms as follows:

            (i)  Cash Elections Less Than or Equal To the Cash Amount.  If
                 ----------------------------------------------------
      the amount of cash that would be issued upon conversion in the Merger of the Cash Election Shares is less than or equal to the Cash Amount, then:

            (1) all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration, and

            (2) the No Election Shares shall be converted into the right to receive the Per Share Stock Consideration.

            (ii)  Cash Elections More Than the Cash Amount.  If the amount of
                  ----------------------------------------
      cash that would be issued upon the conversion of the Cash Election Shares is greater than the Cash Amount, then:

            (1) all No Election Shares shall be converted into the right to receive the Per Share Stock Consideration,

            (2) the Exchange Agent shall select from among the holders of Cash Election Shares (other than Dissenting Shares), by random selection (as described below), a sufficient number of such holders ("Stock Designees") such that the amount of cash that will be issued in the Merger equals as closely as practicable the Cash Amount, and all shares held by the Stock Designees shall be converted into the right to receive the Per Share Stock Consideration, and

            (3) the Cash Election Shares not held by Stock Designees shall be converted into the right to receive the Per Share Cash Consideration.

            The random selection process to be used by the Exchange Agent shall consist of such processes as shall be mutually determined by Parent and the Company.

            3.03. Rights As Stockholders; Stock Transfers. At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive any dividend or other distribution with respect to such Company Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article
III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Stock.

            3.04. Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Parent Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Parent shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Parent Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of Parent Common Stock, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall
                                                                 --------
Street Journal or, if not reported therein, in another authoritative source),
- --------------
for the five NYSE trading days immediately preceding the Effective Date.

          3.05. Exchange Procedures. (a) At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates (which for purposes of this Section 3.05 shall include certificates formerly representing shares of Company Preferred Stock), for exchange in accordance with this
Article III, certificates representing the shares of Parent Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding shares of Company Stock.

            (b) As promptly as practicable after the Effective Date, Parent shall send or cause to be sent to each former holder of record of shares (other than Cash Election Shares, Treasury Shares or Dissenting Shares) of Company Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Parent shall cause the New Certificates into which shares of a stockholder's Company Stock are converted on the Effective Date and/or any check in respect of the Per Share Cash Consideration and any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Company Stock (or indemnity reasonably satisfactory to Parent and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid pursuant to this Article III upon such delivery.

            (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (d) No dividends or other distributions with respect to Parent Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Stock converted in the Merger into shares of such Parent Stock until the holder thereof shall surrender such Old Certificate in accordance with this Article III. After the surrender of an Old Certificate in accordance with this Article III, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Stock represented by such Old Certificate.

            (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for twelve months after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article III shall thereafter look only to Parent for payment of the shares of Parent Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on the Parent Stock deliverable in respect of each share of Company Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

            3.06. Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, shares of Company Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the adoption of this Agreement, who are entitled to demand the fair value of such shares of Company Stock under
Section 455 of the GBCL, and who comply with all of the relevant provisions of such Section (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive Parent Common Stock or Parent Preferred Stock, as applicable (unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the GBCL), but shall instead be entitled to all applicable dissenters' rights as are prescribed by the GBCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such dissenters' rights, such holder's shares of Company Stock shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective
Time, Parent Common Stock or Parent Preferred Stock, as applicable, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for payment for any Company Stock under Section 455 of the GBCL, attempted withdrawals of such demands, and any other instruments served pursuant to the GBCL and received by the Company relating to dissenters' rights, and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of dissenters' rights under the GBCL. The Company shall not, except with the prior written consent of the Parent, voluntarily make any payment with respect to any demands for payment for Company Stock under Section 455 of the GBCL, offer to settle or settle any such demands or approve any withdrawal of any such demands.

            3.07. Anti-Dilution Provisions. In the event Parent changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

            3.08. Treasury Shares. Each of the shares of Company Stock held as Treasury Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

            3.09. Options. At the Effective Time, all employee and director stock options to purchase shares of Company Common Stock (each, a "Company Stock Option"), which are then outstanding and unexercised, shall cease to represent a right to acquire shares of Company Stock and shall be converted automatically into options to purchase shares of Parent Common Stock, and Parent shall assume each such Company Stock Option subject to the terms of any of the stock option plans listed under "Stock Option Plans" in Exhibit 5.03(l)(i) of the Company's Disclosure Schedule (collectively, the "Company Stock Option Plans"), and the agreements evidencing grants thereunder, including but not limited to the accelerated vesting of such options which shall occur in connection with and by virtue of the Merger as and to the extent required by such plans and agreements; provided, however, that from
                                              -------- --------
and after the Effective Time, (i) the number of shares of Parent Common Stock purchasable upon exercise of such Company Stock Option shall be equal to the number of shares of Company Common Stock that were purchasable under such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and rounding to the nearest whole share, and (ii) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price of each such Company Stock Option by the Exchange Ratio, and rounding down to the nearest cent. The terms of each Company Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Parent Common Stock on or subsequent to the Effective Date. Notwithstanding the foregoing, each Company Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares and where necessary the per share exercise price shall be rounded down to the nearest cent.

                                   ARTICLE IV
                             ACTIONS PENDING MERGER

            From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, (i) without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed) the Company will not, and will cause each of its Subsidiaries not to, and (ii) without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) Parent will not, and will cause each of its Subsidiaries not to:

            4.01. Ordinary Course. Conduct the business of it and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would (i) adversely affect the ability of any party to obtain any necessary approvals of any Regulatory Authorities required for the transactions contemplated hereby without the imposition of a condition or restriction of the type referred to in the second sentence of
Section 7.02 or (ii) adversely affect its ability to perform any of its material obligations under this Agreement.

            4.02. Capital Stock. In the case of the Company, other than (i) pursuant to Rights or other stock options Previously Disclosed in its Disclosure Schedule and currently outstanding as of the date hereof, or (ii) upon conversion of shares of Company Preferred Stock pursuant to the terms thereof, (x) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock, any stock appreciation rights or any Rights, (y) enter into any agreement with respect to the foregoing, or (z) permit any additional shares of capital stock to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights.

            4.03.  Dividends, Etc.  (1) Make, declare or pay any dividend
(other than (i) in the case of the Company, (A) quarterly cash dividends on Company Common Stock in an amount not to exceed the greater of (I) $0.42 per share and (II) the product of the Exchange Ratio multiplied by Parent's then-effective quarterly dividend, dividends payable on Company Preferred
Stock at a rate not exceeding the rate provided for in the terms thereof, and
(B) dividends from greater than 95%-owned Subsidiaries to the Company or another greater than 95%-owned Subsidiary of the Company, as applicable, and (ii) in the case of Parent, quarterly cash dividends on Parent Common Stock not in excess of $0.66 per share, semi-annual cash dividends on the ESOP Convertible Preferred Stock, Series C (the "ESOP Preferred Stock"), not in excess of
$3.30 per share and cash dividends on any other outstanding issues of preferred stock in accordance with the terms thereof and dividends from Subsidiaries to Parent or another Subsidiary of Parent, as applicable) on or in respect of, or declare or make any distribution on any shares of its capital stock, or (2) other than (A) as Previously Disclosed in its Disclosure Schedule, (B) in the case of the Company, pursuant to the terms of the Company Preferred

Stock, (C) in the ordinary course pursuant to employee benefit plans, directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, or (D) in the case of Parent, repurchases of Parent Stock in the ordinary course. After the date of this Agreement, each of Parent and the Company shall coordinate with the other the declaration of any dividends in respect of Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Parent Common Stock or Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Parent Common Stock and/or Company Common Stock and any shares of Parent Common Stock any such holder receives in exchange therefor in the Merger.

            4.04. Compensation; Employment Agreements; Etc. In the case of the Company and its Subsidiaries, enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or (ii) other changes as are provided for herein or as may be required by law or to satisfy contractual obligations existing as of the date hereof or additional grants of awards to newly hired employees consistent with past practice or such changes that, either individually or in the aggregate, would not reasonably be expected to result in a material liability to the Company or its Subsidiaries or such changes that, either individually or in the aggregate, would not reasonably be expected to result in a material liability to the Company or its Subsidiaries.

            4.05. Benefit Plans. In the case of the Company and its Subsidiaries, enter into or amend (except as may be required by applicable law, to satisfy contractual obligations existing as of the date hereof or amendments which, either individually or in the aggregate, would not reasonably be expected to result in a material liability to the Company or its Subsidiaries) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

            4.06. Acquisitions And Dispositions. In the case of the Company, except as Previously Disclosed in its Disclosure Schedule, dispose of or discontinue any portion of its assets, business or properties, which is material to it and its Subsidiaries taken as a whole, or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the business or property of any other entity which is material to it and its Subsidiaries taken as a whole. Parent will not, and will cause its Subsidiaries not to, make any acquisition or take any other action which would materially adversely affect its ability to consummate the transactions contemplated by this Agreement.

            4.07. Amendments. In the case of the Company, amend its Articles of Incorporation or By-laws or amend or waive any rights under the Company Rights Agreement.

            4.08. Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

            4.09. Adverse Actions. (1) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (2) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law.

            4.10. Agreements. Agree or commit to do anything prohibited by Sections 4.01 through 4.09.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            5.01. Disclosure Schedules. On or prior to the date hereof, Parent has delivered to the Company and the Company has delivered to Parent a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties; provided, that (i) no
                                                     --------
such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (ii) the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

            5.02. Standard. No representation or warranty of Parent or the Company contained in Section 5.03 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of
Section 5.03 has had or is expected to have a Material Adverse Effect.

            5.03. Representations And Warranties. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in its Disclosure Schedule, the Company hereby represents and warrants to Parent, and Parent hereby represents and warrants to the Company, to the extent applicable, in each case with respect to itself and its Subsidiaries, as follows:

            (a)  Organization, Standing and Authority.  Such party is a
                 ------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such party is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

            (b)  Shares.  (i)  As of the date hereof, the authorized capital
                 ------
stock of the Company consists solely of 250,000,000 shares of Company Common Stock, of which, as of July 31, 1996, 156,741,130 shares were outstanding, 10,300,000 shares of Company Preferred Stock, of which 250,000 shares have been designated as Company Series A Preferred Stock, of which, as of July 31, 1996, 247,729 shares were outstanding, and 35,045 shares have been designated as Company Series B Preferred Stock, of which, as of July 31, 1996, 9,487 shares were outstanding. As of the date hereof, the authorized capital stock of Parent consists solely of 800,000,000 shares of Parent Common Stock, of which, as of July 31, 1996, 291,169,674 shares were outstanding, and 45,000,000 shares of Parent Preferred Stock, of which, as of July 31, 1996, 2,445,143 shares of ESOP Preferred Stock were outstanding. As of July 31, 1996, 1,659,226 shares of Company Common Stock and no shares of Parent Common Stock were held in treasury. The outstanding shares of such party's capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of such party's capital stock authorized and reserved for issuance, such party does not have any Rights issued or outstanding with respect to its capital stock, and such party does not have any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Agreement and the Company Rights Agreement, as the case may be. Since July 31, 1996, the Company has issued no shares of its capital stock or rights in respect thereof or reserved any shares for such purposes except pursuant to plans or commitments Previously Disclosed in its Disclosure Schedule.

            (ii) The number of shares of Company Common Stock which are issuable and reserved for issuance upon exercise of Company Stock Options as of the date hereof are Previously Disclosed in the Company's Disclosure Schedule, and the number of shares of Parent Common Stock which are issuable and reserved for issuance upon exercise of any employee or director stock options to purchase shares of Parent Common Stock as of the date hereof are Previously Disclosed in Parent's Disclosure Schedule.

            (iii)  In the case of the representations and warranties of
Parent: (i) the outstanding shares of Merger Sub Common Stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights; and (ii) the shares of Parent Stock to be issued in exchange for shares of Company Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

            (c)  Subsidiaries.  (i)  (A) Such party has Previously Disclosed
                 ------------
in its Disclosure Schedule a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) it owns, directly or indirectly at least 99% of the issued and outstanding shares of each of its Significant Subsidiaries, (C) no equity securities of any of its Significant Subsidiaries are or may become required to be issued (other than to it or a Subsidiary of it) by reason of any Rights, (D) there are no contracts, commitments, understandings or arrangements by which any of such Significant Subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such Significant Subsidiaries (other than to it or a Subsidiary of it), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such shares (other than to it or a Subsidiary of it), and (F) all of the shares of capital stock of each such Significant Subsidiary held by it or its Subsidiaries are fully paid and (except pursuant to 12 U.S.C. Sec. 55 or equivalent state statutes in the case of bank Subsidiaries) nonassessable and are owned by it or its Subsidiaries free and clear of any Liens.

            (ii) In the case of the representations and warranties of the Company, the Company does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

            (iii) Each of such party's Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of such Significant Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

            (d)  Corporate Power.  Such party and each of its Significant
                 ---------------
Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has (and, in the case of the representations and warranties of Parent, Merger Sub will have as of the Effective Time) the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

            (e)  Corporate Authority.  Subject to receipt of the requisite
                 -------------------
approval by the holders of two-thirds of the outstanding Company Common Stock (in the case of the Company) and by the holders of a majority of a quorum of Parent Common Stock (in the case of Parent), this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of it, and this Agreement is a legal, valid and binding agreement of it, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

            (f)  No Defaults.  Subject to receipt of the regulatory
                 -----------
approvals, and expiration of the waiting periods, referred to in Section 7.02 and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by it do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its Significant Subsidiaries or to which it or any of its Significant Subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, its articles or certificate of incorporation or by-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license agreement, indenture or instrument.

            (g)  Financial Reports And SEC Documents.  Its Annual Report on
                 -----------------------------------
Form 10-K for the fiscal year ended December 31, 1995, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1995 under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, its "SEC Documents"), with the SEC (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

            (h)  Litigation; Regulatory Action.  (i)  No litigation, claim or
                 -----------------------------
other proceeding before any court or governmental agency is pending against it or any of its Subsidiaries and, to the best of its knowledge, no such litigation, claim or other proceeding has been threatened.

            (ii) Neither it nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OCC, the

Federal Reserve Board, the FDIC and the OTS) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

            (iii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

            (i)  Compliance With Laws.  It and each of its Subsidiaries:
                 --------------------

            (i) in the conduct of its business, is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

            (ii) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

            (iii) has received, since December 31, 1995, no notification or communication from any Regulatory Authority (A) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces, (B) threatening to revoke any license, franchise, permit, or governmental authorization, (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist) or (D) failing to approve any proposed acquisition, or stating its intention not to approve acquisitions proposed to be effected by it within a certain time period or indefinitely.

            (j)  Defaults.  Neither it nor any of its Subsidiaries is in
                 --------
default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

            (k)  No Brokers.  No action has been taken by it that would give
                 ----------
rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding, in the case of the Company, a fee to be paid to Goldman, Sachs & Co., and, in the case of Parent, a fee to be paid to Stephens, Inc., which, in each case, has been heretofore disclosed to the other party.

            (l)  Employee Benefit Plans.  (i)  Such Party's Disclosure
                 ----------------------
Schedule contains a complete list of all written bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of its Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing (collectively, "Compensation and Benefit Plans").

            (ii) True and complete copies of its Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the other party.

            (iii) Each of its Compensation and Benefit Plans has been administered in all material respects in accordance with the terms thereof. All "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and its Subsidiaries (its "Plans"), to the extent subject to ERISA, are in material compliance with ERISA, the Code, the Age Discrimination in Employment Act and other applicable laws. Each Compensation and Benefit Plan of it or its Subsidiaries which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. There is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to the Plans.

            (iv) No material liability under Title IV of ERISA has been or is expected to be incurred by it or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of it or any of its Subsidiaries or by any ERISA Affiliate within the past 12 months.

            (v) All contributions, premiums and payments required to be made under the terms of any Compensation and Benefit Plan of it or any of its Subsidiaries have been made. Neither any Pension Plan of it or any of its Subsidiaries nor any single-employer plan of an ERISA Affiliate of it or any of its Subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (vi) Under each Pension Plan of it or any of its Subsidiaries which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Plan, and there has been no adverse change in the financial condition of such Plan (with respect to either assets or benefits) since the last day of the most recent Plan year.

            (vii) Neither it nor any of its Subsidiaries has any obligations under any Compensation and Benefit Plans to provide benefits, including death or medical benefits, with respect to employees of it or its Subsidiaries beyond their retirement or other termination of service other than (i) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code,
(ii) retirement or death benefits under any employee pension benefit plan (as defined under Section 3(2) of ERISA), (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, or (iv) benefits in the nature of severance pay.

            (viii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

            (m)  Labor Matters.  Neither it nor any of its Subsidiaries is a
                 -------------
party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiaries to bargain with any labor organization as to wages and conditions of employment.

            (n)  Takeover Laws; Rights Plans.  (i)  It has taken all action
                 ---------------------------
required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price" or other antitakeover laws and regulations (collectively, "Takeover Laws") of the State of Missouri in the case of the representations and warranties of the Company, including Section 459 of the GBCL. In the case of the representations and warranties of the Company, the transactions contemplated by this Agreement have been approved for purposes of Article XI of the Company's Restated Articles of Incorporation.

            (ii) In the case of the representations and warranties of the Company, it has (A) duly entered into an amendment to the Company Rights Agreement in substantially the form of Exhibit B hereto and (B) taken all
                                       ---------
other action necessary or appropriate so that, the entering into of this Agreement, and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) do not and will not result in the ability of any person to exercise any Rights under the Company Rights Agreement or enable or require the Company Rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable.

            (iii) In the case of the representations and warranties of the Company, no "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Company Rights Plan) has occurred.

            (o)  Environmental Matters.  (i)  As used in this Plan,
                 ---------------------
"Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conversation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

            (ii) Neither the conduct nor operation of such party or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither such party nor any of its Subsidiaries has received any notice from any person or entity that it or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, held as collateral or held as a fiduciary by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including but not limited to responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

            (p)  Tax Matters.  (i)(A) All returns, declarations, reports,
                 -----------
estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws ("Tax Returns") with respect to it or any of its Subsidiaries, have been timely filed, or requests for extensions have been timely filed and have not expired; (B) all material Tax Returns filed by it are complete and accurate; (C) all Taxes shown to be due on such Tax Returns have been paid or adequate reserves have been established for the payment of such Taxes; and (D) no material (1) audit or examination or (2) refund litigation with respect to any Tax Return is pending.

            (ii) It has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (q)  Tax Treatment.  As of the date hereof, it is aware of no
                 -------------
reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

            (r)  Regulatory Approvals.  The approval of the following
                 --------------------
regulatory authorities is necessary to consummate the Merger: the Federal Reserve Board and the regulatory authorities of the States in which the Company and its Subsidiaries operate. As of the date hereof, neither of the Company nor Parent is aware of any reason why the approvals of such regulatory authorities will not be received without the imposition of a condition or requirement described in the second sentence of Section 7.02.

            (s)  No Material Adverse Effect.  Since December 31, 1995, except
                 --------------------------
as disclosed in its SEC Documents filed with the SEC on or before the date hereof, (i) it and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

                                   ARTICLE VI
                                   COVENANTS

            The Company hereby covenants to and agrees with Parent, and Parent hereby covenants to and agrees with the Company, that:

            6.01. Best Efforts. Subject to the terms and conditions of this Agreement, it shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end.

            6.02. Stockholder Approvals. Each of them shall take, in accordance with applicable law, applicable stock exchange or NASDAQ rules and its respective articles or certificate of incorporation and by-laws, all action necessary to convene, respectively, an appropriate meeting of stockholders of Parent to consider and vote upon the issuance of the shares of Parent Stock to be issued in the Merger pursuant to this Agreement and any other matters required to be approved by Parent stockholders for consummation of the Merger (including any adjournment or postponement, the "Parent Meeting"), and an appropriate meeting of stockholders of the Company to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's stockholders for consummation of the Merger (including any adjournment or postponement, the "Company Meeting"; and each of the Parent Meeting and the Company Meeting, a "Meeting"), respectively, as promptly as practicable after the Registration Statement is declared effective. The Board of Directors of each of Parent and the Company shall (subject in the case of the Company to compliance with its fiduciary duties as advised by counsel) recommend such approval, and each of Parent and the Company shall take all reasonable lawful action to solicit such approval by its respective stockholders.

            6.03. Registration Statement. (a) Each of Parent and the Company agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by Parent with the SEC in connection with the issuance of Parent Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of Parent and the Company constituting a part thereof (the "Joint Proxy Statement") and all related documents). Provided the Company has cooperated as required above, Parent agrees to file the Registration Statement with the SEC as promptly as practicable, but in no event later than 45 days after the date of this Agreement. Each of the Company and Parent agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Parent also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to furnish to Parent all information concerning the Company, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

            (b) Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the Parent Meeting and the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Joint Proxy Statement or any amendment or supplement thereto. Each of the Company and Parent further agrees that if it shall become aware prior to the Effective Date of any information that would cause any of the statements in the Joint Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Joint Proxy Statement.

            (c) In the case of Parent, Parent will advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Parent Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

            6.04. Press Releases. It will not, without the prior approval of the other parties, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation.

            6.05. Access; Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other parties and their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to such other parties and representatives (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

            (b)  It will not use any information obtained pursuant to this
Section 6.05 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in, and subject to the provisions of, the Confidentiality Agreement). No investigation by either party of the business and affairs of another shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

            6.06. Acquisition Proposals. Without the prior written consent of Parent, the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any such person relating to, any tender offer or exchange offer for, or any proposal for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, or any merger or consolidation with, the Company or any of its Significant Subsidiaries; provided, however, that the Board of Directors of
                          -------- --------
the Company, on behalf of the Company, may furnish or cause to be furnished information and may participate in such discussions and negotiations directly or through its representatives if such Board of Directors, after having consulted with and considered the advice of outside counsel reasonably acceptable to Parent, has determined that the failure to provide such information or participate in such negotiations and discussions would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. The Company shall promptly (within 24 hours) advise Parent of its receipt of any such proposal or inquiry, of the substance thereof, and of the identity of the person making such proposal or inquiry.

            6.07. Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, the Company shall deliver to Parent, a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an "affiliate" of it (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act.

            (b) The Company shall use its best efforts to cause each person who may be deemed to be an Affiliate of the Company to execute and deliver to the Company and Parent on or before the date of mailing of the Joint Proxy Statement an agreement in the form attached hereto as Exhibit C.
                                                      ---------

            6.08. Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Section 459 of the GBCL and Takeover Laws of any other State that purport to apply to this Agreement or the transactions contemplated hereby or thereby.

            6.09. No Rights Triggered. Each of Company and Parent shall take all steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any person
(i) under its articles or certificate of incorporation or by-laws, (ii) under any material agreement to which it or any of its Subsidiaries is a party (including without limitation, in the case of the Company, the Company Rights Agreement) or (iii) in the case of the Company, to exercise or receive certificates for Rights, or acquire any property in respect of Rights, under the Company Rights Agreement.

            6.10. Shares Listed. In the case of Parent, Parent shall use its best efforts to list, prior to the Effective Date, on the NYSE (or, in the case of Company Preferred Stock, NASDAQ), upon official notice of issuance, the shares of Parent Stock to be issued to the holders of Company Stock in the Merger (but only to the extent that the corresponding class or series of Company Stock were listed on NASDAQ immediately prior to the Effective Time).

            6.11. Regulatory Applications. Parent and the Company and their respective Subsidiaries shall cooperate and use their respective best efforts
(i) to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, any such approvals or authorizations required by the Federal Reserve Board and the regulatory authorities of the States in which the Company and its Subsidiaries operate, and (ii) to cause the Merger to be consummated as expeditiously as practicable. Provided the Company has cooperated as required above, Parent agrees to file the requisite applications to be filed by it with the Federal Reserve Board and the regulatory authorities of the States in which the Company and its Subsidiaries operate as promptly as practicable, but in no event later than 45 days after the date of this Agreement. Each of Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Regulatory Authorities in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

            (2) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Regulatory Authority.

            6.12. Indemnification. (a) Following the Effective Date and without limitation as to time, Parent shall indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that the Company is permitted to indemnify such persons under the laws of the State of Missouri and the Company's Restated Articles of Incorporation and By-laws as in effect on the date hereof (and Parent shall also advance expenses (including expenses constituting Costs described in Section 6.12(e)) as incurred to the fullest extent permitted under applicable law; provided
                                                                  --------
that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Missouri law and such articles of incorporation and by-laws shall be made by independent counsel (which shall not be counsel that provides material services to Parent) selected by Parent and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable
                         --------  -------
Missouri judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and Parent shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

            (b) Parent shall maintain the Company's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amount on terms no less favorable to the covered persons, including Parent's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six years after the Effective Date.

            (c)  Any Indemnified Party wishing to claim indemnification under
Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Parent thereof; provided
                                                                     --------
that the failure so to notify shall not affect the obligations of Parent under Section 6.12(a) unless and to the extent such failure materially increases Parent's liability under such subsection (a).

            (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.12.

            (e) Parent shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.12. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

            6.13. Benefit Plans. (i) Until the transition to Parent's benefit plans as set forth below, Parent shall cause the Surviving Corporation and its Subsidiaries to provide employees of the Company and its Subsidiaries who become employees of the Surviving Corporation and its Subsidiaries with compensation and employee benefit plans, programs, arrangements and other perquisites (including, but not limited to, "employee benefit plans" within the meaning of section 3(3) of ERISA) ("Employee Benefit Plans") that are, in the aggregate, substantially the same as the compensation and Employee Benefit Plans provided to such individuals by the Company immediately prior to the Effective Date; provided, however, that for
                                                 --------  -------
at least a one-year period, Parent shall cause the Surviving Corporation and its Subsidiaries to continue the Company's severance benefits, as disclosed in the Company's Disclosure Schedule, with respect to all employees of the Company and its Subsidiaries who become employees of the Surviving Corporation or its Subsidiaries. Promptly following the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to provide Company employees who are employees thereof with compensation and Employee Benefit Plans that are substantially the same as the compensation and Employee Benefit Plans provided to similarly situated employees of the Surviving Corporation or its Subsidiaries who were not employees of the Company; provided, however, that employees of the Company shall not be
         --------  -------
required to satisfy any additional copayment or other eligibility requirements in connection with such transition of Employee Benefit Plans. For the purpose of determining eligibility to participate in Employee Benefit Plans, eligibility for benefit forms and subsidies and the vesting of benefits under such Employee Benefit Plans (including, but not limited to, any pension, severance, 401(k), vacation and sick pay), and for purposes of accrual of benefits under any severance, sick leave, vacation and other similar Employee Benefit Plans, Parent shall give effect to years of service (and for purposes of qualified and nonqualified pension plans, prior earnings) with the Company or its Subsidiaries, as the case may be, as if they were with Parent or its Subsidiaries. For a period of one year after the Effective Date, Parent shall cause the Surviving Corporation and its Subsidiaries to continue substantially the same retiree benefits to all retirees of the Company and its Subsidiaries as well as all employees of the Company and its Subsidiaries who become retirees during the one-year period. Parent also shall cause the Surviving Corporation and its Subsidiaries to assume and agree to perform the Company's obligations under all employment, severance, consulting and other compensation contracts as disclosed in the Company Disclosure Schedule, including without limitation the Company Change in Control Severance Plan, between the Company or any of its Subsidiaries and any current or former director, officer or employee thereof. Parent shall give fair consideration to the promotion, retention, firing, and other terms and conditions of employment of all employees of the Company and its Subsidiaries who become employees thereof. Furthermore, Parent will offer to enter into executive compensation arrangements with certain Company executives on terms to be set forth in separate letter agreements.

            6.14. Certain Director And Officer Positions. (a) Parent agrees to cause five (5) persons designated by the Company willing so to serve and reasonably satisfactory to Parent ("Company Directors"), which shall include Mr. Andrew B. Craig, III, to be elected or appointed as directors of Parent at, or as promptly as practicable after, the Effective Time. At the first annual meeting of stockholders of Parent subsequent to the Effective Time, Parent shall take all corporate action necessary to, and shall, renominate each such person, including Mr. Andrew B. Craig, III, for election as directors of Parent and shall recommend that the Parent stockholders vote for the election of such individuals as directors.

            (b) Parent agrees to cause Mr. Andrew B. Craig, III to be elected or appointed as a member of the Executive Committee of the Board of Directors of Parent at, or as promptly as practicable after, the Effective Time.

            (c) At the Effective Time, Mr. Andrew B. Craig, III shall be Chairman of the Board of Directors of Parent for a term extending through one year from the Effective Date.

            6.15. Notification Of Certain Matters. Each of the Company and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                                  ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

            The obligations of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following:

            7.01. Shareholder Vote. Approval of the Plan of Merger contained in this Agreement by the requisite vote of the stockholders of the Company and of Parent, respectively.

            7.02. Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, including, without limitation, those specified in Section 5.03(r), shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired. No such approvals shall contain any conditions or restrictions which the Board of Directors of either Parent or the Company reasonably determines in good faith will have a Material Adverse Effect on Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) taken as a whole. For purposes of this paragraph, a divestiture required as a condition to any regulatory approval shall not be deemed to have a Material Adverse Effect if such divestiture is consistent with

Department of Justice and Federal Reserve Board guidelines, policies and practices regarding mergers of bank holding companies that have been utilized in transactions that have recently been reviewed prior to the date of this Agreement.

            7.03. Third Party Consents. All consents or approvals of all persons (other than Regulatory Authorities) required for the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or Parent.

            7.04. No Injunction, Etc. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby.

            7.05. Representations, Warranties And Covenants Of Parent. In the case of the Company's obligations: (i) each of the representations and warranties contained herein of Parent shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 5.02, (ii) each and all of the agreements and covenants of Parent to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) the Company shall have received a certificate signed by the Chief Financial Officer of Parent, dated the Effective Date, to the effect set forth in clauses (i) and
(ii) of this Section 7.05.

            7.06. Representations, Warranties And Covenants Of The Company. In the case of Parent's obligations: (i) each of the representations and warranties contained herein of the Company shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 5.02, (ii) each and all of the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) Parent shall have received a certificate signed by the Chief Financial Officer of the Company, dated the Effective Date, to the effect set forth in clauses (i) and (ii) of this Section 7.06.

            7.07. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

            7.08. Tax Opinion. Parent and the Company shall have received an opinion from Wachtell, Lipton, Rosen & Katz, Cleary, Gottlieb, Steen & Hamilton or such other tax counsel as is reasonably acceptable to the Company and Parent, dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

            (i) No gain or loss will be recognized by Parent, the Company or Merger Sub as a result of the Merger;

            (ii) No gain or loss will be recognized by the stockholders of the Company who exchange their Company Stock solely for Parent Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Stock); and

            (iii) The tax basis of the Parent Stock received by stockholders who exchange all of their Company Stock solely for Parent Stock in the Merger will be the same as the tax basis of the Company Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

            In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of Parent, the Company and Merger Sub and others.

            7.09. Articles Of Amendment. The Articles of Amendment shall have become effective in accordance with the North Carolina Business Corporation Act.

            7.10. NYSE Listing. The shares of Parent Stock issuable pursuant to this Agreement shall have been approved for listing on the NYSE (or, in the case of Company Preferred Stock, NASDAQ) (but only to the extent that the corresponding class or series of Company Stock were listed on NASDAQ immediately prior to the Effective Time), subject to official notice of issuance.
            7.11. Company Rights Agreement. There shall exist no "Shares Acquisition Date" or "Distribution Date" (as each of such terms is defined in the Company Rights Agreement).

It is specifically provided, however, that a failure to satisfy any of the conditions set forth in Section 7.06 or 7.11 shall only constitute conditions if asserted by Parent, and a failure to satisfy the condition set forth in
Section 7.05 shall only constitute a condition if asserted by the Company.

                                  ARTICLE VIII
                                  TERMINATION

            8.01. Termination. This Agreement may be terminated, and the Merger may be abandoned:

            (a)  Mutual Consent.  At any time prior to the Effective Time, by
                 --------------
the mutual consent of Parent and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

            (b)  Breach.  At any time prior to the Effective Time, by Parent
                 ------
or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

            (c)  Delay.  At any time prior to the Effective Time, by Parent
                 -----
or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by September 1, 1997, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

            (d)  No Approval.  By the Company or Parent, if its Board of
                 -----------
Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of the Federal Reserve Board required for consummation of the Merger and the other transactions contemplated by the Merger shall have been denied by final nonappealable action of such Regulatory Authority or (ii) any stockholder approval required by Section
7.01 herein is not obtained at the Company Meeting or the Parent Meeting.

            (e)  Possible Adjustment.  By the Company, if its Board of
                 -------------------
Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if either (x) both of the following conditions are satisfied:

            (i)  the Average Closing Price shall be less than $79.26; and

            (ii) (A) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (B) the number obtained by dividing the Average Index Price by the Index Price on the Starting Date and subtracting
 .15 from the quotient in this clause (x)(ii)(B) (such number being referred to herein as the "Index Ratio");

or (y) the Average Closing Price shall be less than $74.60;

subject, however, to the following four sentences.  If the Company elects
- -------  -------
to
exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Parent which notice shall specify which of clause (x) or (y) is applicable (or if both would be applicable, which clause is being invoked); provided that such notice of
                                            --------
election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Parent shall have the option in the case of a failure to satisfy the condition in clause (x), of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $79.26 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Parent Ratio. During such five-day period, Parent shall have the option, in the case of a failure to satisfy the condition in clause (y), to elect to increase the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $74.60 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price. If Parent makes an election contemplated by either of the two preceding sentences within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this
Section 8.01(e) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.01(e).

            For purposes of this Section 8.01(e), the following terms shall have the meanings indicated:

            "Average Closing Price" means the average of the daily last sale prices of Parent Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported
                                 -----------------------
therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

            "Average Index Price" means the average of the Index Prices for the ten consecutive full NYSE trading days ending at the close of trading on the Determination Date.

            "Determination Date" means the date on which the approval of the Federal Reserve Board required for consummation of the Merger shall be received.

            "Index Group" means the group of each of the 15 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that the common stock of any such company ceases to be publicly traded or such an announcement is made, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 15 bank holding companies and the weights attributed to them are as follows:

Bank Holding Company                                  Weighting
- --------------------                                  ---------
Citicorp                                                15.8%
Chase Manhattan Corp.                                   13.2
BankAmerica Corporation                                 11.3
Wells Fargo & Company                                    9.4
First Union Corporation                                  7.2
Banc One Corporation                                     6.5
Norwest Corporation                                      5.5
First Chicago NBD Corporation                            5.4
Fleet Financial Group, Inc.                              4.4
PNC Bank Corp.                                           4.2
Bank of New York Company, Inc.                           4.2
KeyCorp                                                  3.6
SunTrust Banks, Inc.                                     3.4
Wachovia Corporation                                     3.0
Mellon Bank Corporation                                  2.9

Total                                                  100.0%

            "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the companies composing the Index Group.

            "Starting Date" means the last full day on which the NYSE was open for trading prior to the execution of this Agreement.

            "Starting Price" shall mean the last sale price per share of Parent Common Stock on the Starting Date, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if
                                              -----------------------
not reported therein, in another mutually agreed upon authoritative source).

            If any company belonging to the Index Group or Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of applying this Section 8.01(e).

            8.02. Effect Of Termination And Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in
Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                                   ARTICLE IX
                                 MISCELLANEOUS

            9.01. Survival. All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, if the Effective Time occurs, the
                --------  -------
agreements of the parties in Sections 6.12, 6.13, 6.14, 9.01, 9.04 and 9.08 shall survive the Effective Time, and if this Agreement is terminated prior to the Effective Time, the agreements of the parties in Sections 6.05(b), 8.02, 9.01, 9.02, 9.04, 9.05, 9.06, 9.07 and 9.08, shall survive such termination.

            9.02. Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after the Company Meeting the consideration to be received by the stockholders of the Company for each share of Company Stock shall not thereby be decreased. Prior to submission of this Agreement for approval by the stockholders of the Company, Parent shall supplement this Agreement by specifying the name of Merger Sub and may make such amendments as are permitted by Section 2.01 and the Company's Board of Directors shall approve the supplements and amendments specified in this sentence.

            9.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

            9.04. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Missouri, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law govern).

            9.05. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared equally between the Company and Parent.

            9.06. Confidentiality. Each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith in accordance, and subject to the limitations of, the Confidentiality Agreement.

            9.07. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

          If to Parent, to:

                  NationsBank Corporation
                  NationsBank Corporate Center
                  100 North Tryon Center
                  Charlotte, North Carolina  28255
                  Attention:  Hugh L. McColl, Jr.
                                  Chairman and Chief Executive Officer

          With copies to:

                  Paul J. Polking, Esq.
                  Executive Vice President and General Counsel
                  NationsBank Corporation
                  NationsBank Corporate Center
                  Legal Department
                  100 North Tryon Center
                  Charlotte, North Carolina  28255

          and:

                  Edward D. Herlihy, Esq.
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019

          If to the Company, to:

                  Boatmen's Bancshares, Inc.
                  One Boatmen's Plaza
                  800 Market Street
                  P.O. Box 236
                  St. Louis, Missouri  63166-0236
                  Attention:  Andrew B. Craig, III
                                  Chairman and Chief Executive Officer

          With copies to:

                  John C. Murphy, Jr., Esq.
                  Cleary, Gottlieb, Steen & Hamilton
                  1752 N Street, N.W.
                  Washington, D.C.  20036

          and:

                  Thomas C. Erb, Esq.
                  Lewis, Rice & Fingersh
                  500 N. Broadway, Suite 2000
                  St. Louis, Missouri  63102-2147

            9.08.  Entire Understanding; No Third Party Beneficiaries.
Except for the Confidentiality Agreement, which shall remain in effect, this Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for Sections 6.12 and 6.14, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            9.09. Headings. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                      BOATMEN'S BANCSHARES, INC.



                                      By:  /s/ Andrew B. Craig, III
                                          --------------------------------------
                                          Andrew B. Craig, III
                                          Chairman and Chief Executive Officer


                                      NATIONSBANK CORPORATION



                                      By:  /s/ Hugh L. McColl, Jr.
                                          --------------------------------------
                                          Hugh L. McColl, Jr.
                                          Chairman and Chief Executive Officer

                                                                     EXHIBIT A


                          STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT, dated as of August 29, 1996 (the
"Agreement"), by and between BOATMEN'S BANCSHARES, INC., a Missouri corporation ("Issuer"), and NATIONSBANK CORPORATION, a North Carolina corporation ("Grantee").

                              RECITALS

      (A) MERGER AGREEMENT. Grantee and Issuer have, on the date hereof, entered into an Agreement and Plan of Merger (the "Merger
Agreement"), providing for, among other things, the merger of Issuer with and into a wholly owned subsidiary of Grantee, with such subsidiary being the surviving corporation.

      (B) CONDITION TO MERGER AGREEMENT. As a condition and inducement to Grantee's pursuit of the transactions contemplated by the Merger Agreement, and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined).

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

      1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

      2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $1.00 per share ("Issuer Common"), of Issuer up to 31,218,660 of such shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $43.375.

      3.   EXERCISE OF OPTION.

            (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined) other than a termination thereof by Grantee pursuant to Section 8.01(b) of the Merger Agreement (but only if the breach of Issuer giving rise to such termination was willful) (a termination of the Merger Agreement by Grantee pursuant to Section 8.01(b) thereof as a result of a willful breach by Issuer being referred to herein as a "Default Termination"), (C) fifteen (15) months after a Default Termination, or (D) fifteen (15) months after termination of the Merger Agreement (other than by reason of a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

            (b) As used herein, a "Purchase Event" means any of the following events:

                  (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Merger Agreement),
      (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 25% or more of the consolidated assets or deposits of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in each case of (A), (B), or (C), any merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of the Merger Agreement)(each of (A), (B), or (C), an "Acquisition Transaction"); or

                  (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the voting power of Issuer or any of its significant subsidiaries.

            (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                  (ii) the shareholders shall not have approved the Merger Agreement by the requisite vote at the Company Meeting, the Company Meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have
      (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act, as amended, the Bank Holding Company Act of 1956, as amended, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

                  (iii) any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its shareholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                  (iv) after a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Merger Agreement terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach would entitle Grantee to terminate the Merger Agreement under Article VIII thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement); or

                  (v) any person (other than Grantee or any subsidiary of Grantee), other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any Regulatory Authority for approval to engage in an Acquisition Transaction.

      As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

            (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

            (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided that the first notice of exercise shall be sent to Issuer within one hundred eighty (180) days after the first Purchase Event of which Grantee has been notified. If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice or application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

      4.   PAYMENT AND DELIVERY OF CERTIFICATES.

            (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 13(f).

            (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens and subject to no preemptive rights, and (B), if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

            (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

      THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK

      OPTION AGREEMENT DATED AS OF AUGUST 29, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

            (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common issuable upon such exercise, notwithstanding that the stock transfer books of issuer shall then be closed or that certificates representing such shares of Issuer Common shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

            (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common so that the Option may be exercised without additional authorization of Issuer Common after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common,
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements, and (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

      5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

            (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.

            (b) Beneficial Ownership. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of Issuer Common.

            (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common equal to the maximum number of shares of Issuer Common at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

            (d) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

      6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

      7.   ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

            (a) In the event of any change in Issuer Common by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the

Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a), upon exercise of any option to purchase Issuer Common outstanding on the date hereof or upon conversion into Issuer Common of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this
Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Merger Agreement.

            (b)   In the event that Issuer shall enter into an agreement
(i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined),
(y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

            (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

            (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common for which the Substitute Option is exercisable.

            (e)   The following terms have the meanings indicated:

                  (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                  (2) "Substitute Common" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                  (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common within the six (6) month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder divided by (ii) the number of shares of Issuer Common outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common shall be determined by a nationally recognized investment banking firm selected by Holder.

                  (4) "Average Price" shall mean the average closing price of a share of Substitute Common for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

            (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common but for the limitation in the first sentence of this Section 7(f), Substitute

Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this
Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

            (g)   Issuer shall not enter into any transaction described in
Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

      8.    REPURCHASE AT THE OPTION OF HOLDER.

            (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending twelve (12) months immediately thereafter, Issuer shall repurchase from Holder (i) the Option, and (ii) all shares of Issuer Common purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the
"Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

            (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the
Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request, or
(ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

            Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

            (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common paid for any such share by the person or groups described in Section 8(d)(i),
(ii) the price per share of Issuer Common received by holders of Issuer Common in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common on Nasdaq (or if Issuer Common is not traded on Nasdaq, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the forty (40) business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

            (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common, or
(ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall be consummated.

      9.   REGISTRATION RIGHTS.

            (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

            (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common under the Securities Act in connection with an underwritten public offering of such Issuer Common, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within thirty (30) days after receipt of any such notice (which request shall specify the number of shares of Issuer Common intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some but not all the shares of Issuer Common, with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common registered for sale.

            (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in
Section 9(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) above for a period not exceeding ninety (90) days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to
Section 9(a) above:

                  (i) prior to the earliest of (a) termination of the Merger Agreement pursuant to Article VIII thereof, (b) failure to obtain the requisite shareholder approval pursuant to Section 7.01 of the Merger Agreement, and (c) a Purchase Event or a Preliminary Purchase Event;

                  (ii)  on more than one occasion during any calendar year;

                  (iii) within ninety (90) days after the effective date of a registration referred to in Section 9(b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                  (iv) unless a request therefor is made to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common issuable upon exercise of the Option) then outstanding.

            In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine (9) months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

            (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to
Section 9(a) or 9(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) above.

            (e)   Indemnification.  In connection with any registration under
Section 9(a) or 9(b) above, Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to issuer by such holder or such underwriter, as the case may be, expressly for such use.

            Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

            If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim, provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

            In connection with any registration pursuant to Section 9(a) or 9(b) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this
Section 9(e).

            (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

            (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

      10. QUOTATION; LISTING. If Issuer Common or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common or other securities to be acquired upon exercise of the Option on such securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

      11. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      12.  LIMITATION ON TOTAL PROFIT AND NOTIONAL TOTAL PROFIT.

      (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 12(c) hereof) exceed $250 million and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common subject to the Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to Issuer, or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $250 million after taking into account the foregoing actions.

      (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below in Section 14(d) hereof) of more than $250 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

      (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8 hereof, (ii)(x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 8 hereof, less
(y) Grantee's purchase price for such Option Shares, (iii)(x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, less (y) Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any equivalent amount with respect to the Substitute Option.

      (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Issuer Common as of the close of business on the preceding trading day (less customary brokerage commissions).

      (e) Grantee agrees, promptly following any exercise of all or any portion of the Option, and subject to its rights under Section 8 hereof, to use commercially reasonable efforts promptly to maximize the value of Option Shares purchased taking into account market conditions, the number of Option Shares, the potential negative impact of substantial sales on the market price for Issuer Common, and the availability of an effective registration statement to permit public sale of Option Shares.

      13.  MISCELLANEOUS.

            (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

            (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            (c) Entire Agreement: No Third-Party Beneficiaries; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common as provided in
Section 3 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

            (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Missouri without regard to any applicable conflicts of law rules.

            (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

            (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed and delivered, it being understood that both parties need not sign the same counterpart.

            (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

            (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

      IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                       BOATMEN'S BANCSHARES, INC.


                                       By
                                         --------------------------------------
                                           Andrew B. Craig, III
                                           Chairman and Chief Executive Officer


                                       NATIONSBANK CORPORATION


                                       By
                                         --------------------------------------
                                           Hugh L. McColl, Jr.
                                           Chairman and Chief Executive Officer

                                                                      EXHIBIT B

                             AMENDMENT NO. 2
                                   TO
                             RIGHTS AGREEMENT
                             ----------------

            Amendment No. 2, dated as of August 29, 1996, to Rights Agreement, dated as of August 14, 1990, as amended by Amendment No. 1 thereto, dated as of January 26, 1993, (the "Rights Agreement"), between Boatmen's Bancshares, Inc., a Missouri corporation (the "Corporation"), and Boatmen's Trust Company, a Missouri trust corporation (the "Rights Agent") (all terms not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement).

                              WITNESSETH:

            WHEREAS, the Corporation and the Rights Agent have previously entered into the Rights Agreement specifying the terms of the Rights;

            WHEREAS, Section 27 of the Rights Agreement provides that the Corporation may from time to time supplement or amend the Rights Agreement to make any provisions with respect to the Rights which the Corporation may deem necessary or desirable, any such amendment to be evidenced by a writing signed by the Corporation and the Rights Agent;

            WHEREAS, the Corporation and NationsBank Corporation, a North Carolina corporation ("Counterparty"), have entered into an Agreement and Plan of Merger, dated as of August 29, 1996 (the "Merger Agreement"), pursuant to which the Corporation would merge with and into Merger Sub, a wholly-owned subsidiary of Counterparty ("Merger Sub"), with Merger Sub as the surviving corporation in the merger (the "Merger");

            WHEREAS, in connection with the Merger Agreement, the Corporation and Counterparty have entered into a Stock Option Agreement, dated as of August 29, 1996 (the "Counterparty Stock Option Agreement"), pursuant to which the Corporation has granted to Counterparty an option (the "Counterparty Stock Option") to purchase certain of the Company's Common Shares under certain circumstances and upon certain terms and conditions;

            WHEREAS, the consummation of the transactions contemplated by the Merger Agreement would result in Counterparty owning all of the outstanding Common Shares of the Corporation and therefore becoming an Acquiring Person within the meaning of the Rights Agreement;

            WHEREAS, the consummation of the transactions contemplated by the Counterparty Stock Option Agreement might cause the Counterparty to become an Acquiring Person within the meaning of the Rights Agreement;

            WHEREAS, the Corporation wishes to amend the Rights Agreement to provide that the acquisition of Common Shares of the Corporation by Counterparty in accordance with the Merger Agreement or the Counterparty Stock Option Agreement will not result in Counterparty being deemed an Acquiring Person under the Rights Agreement; and

            WHEREAS, all acts and things necessary to make this Amendment No. 2 a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment No. 2 by the Corporation and the Rights Agent have been in all respects duly authorized by the Corporation and the Rights Agent;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

            1.    Amendment to Section 1(a).  Section 1(a) of the Rights
                  -------------------------
Agreement is hereby amended and restated in its entirety to read as follows:

            "(a) Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Corporation then outstanding, but shall not include any of the following:

                  (i) the Corporation, any Subsidiary (as such term is hereinafter defined) of the Corporation, any employee benefit plan of the Corporation or any Subsidiary of the Corporation, or any entity holding Common Shares for or pursuant to the terms of any such plan; or

                  (ii) until the termination of the Merger Agreement and the Counterparty Stock Option Agreement in accordance with their respective terms, any Counterparty Party, but only if and for so long as (A) Counterparty is in compliance with all material terms, conditions and obligations imposed upon it by the Merger Agreement and the Counterparty Stock Option Agreement and (B) no Counterparty Party is the Beneficial Owner of any Common Shares of the Corporation then outstanding other than: (u) Common Shares of the Corporation of which any Counterparty Party is or becomes the Beneficial Owner by reason of the approval, execution or delivery of the Merger Agreement or the Counterparty Stock Option Agreement or by reason of the consummation of any transaction contemplated in the Merger Agreement or the Counterparty Stock Option Agreement or both; (v) Common Shares of the Corporation of which any Counterparty Party is the Beneficial Owner on the date hereof; (w) Common Shares of the Corporation of which any Counterparty Party becomes the Beneficial Owner after the date hereof; provided, that the aggregate
                                              --------
      number of Common Shares of the Corporation which may be Beneficially Owned by the Counterparty Parties pursuant to this clause (w) shall not exceed 5% of the Common Shares of the Corporation outstanding; (x) Common Shares of the Corporation acquired in satisfaction of debts contracted prior to the date hereof by any Counterparty Party in good faith in the ordinary course of such Counterparty Party's banking business; (y) Common Shares of the Corporation held by any Counterparty Party in a bona fide
                                                                    ---- ----
      fiduciary or depository capacity; and (z) Common Shares of the Corporation owned in the ordinary course of business by either (A) an investment company registered under the Investment Company Act of 1940, as amended, or (B) an investment account, for either of which any Counterparty Party acts as investment advisor.

Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Corporation then outstanding; provided, however, that if a
                                            --------  -------
Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Corporation then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional Common Shares of the Corporation, then such Person shall be deemed to be an "Acquiring Person"."

            2.    Amendment to Section 1(o).  Section 1(o) of the Rights
                  -------------------------
Agreement is hereby modified and amended to add the following sentence at the end thereof:

"Notwithstanding anything in this paragraph to the contrary, neither the execution and delivery of the Merger Agreement or the Counterparty Stock Option Agreement nor consummation of the transactions contemplated by the Merger Agreement or the Counterparty Stock Option Agreement shall be deemed to be a Trigger Event."

            3.    Additions to Section 1.  The following terms are hereby
                  ----------------------
added to Section 1 of the Rights Agreement as additional defined terms under the Rights Agreement;

           "(q)   "Counterparty" shall mean NationsBank Corporation, a North
      Carolina corporation.

           (r) "Counterparty Parties" shall mean, collectively, Counterparty and its Affiliates and Associates (including Merger Sub). "Counterparty Party" shall have a correlative meaning.

           (s) "Counterparty Stock Option Agreement" shall mean the Stock Option Agreement, dated as of August 29, 1996, between the Corporation and Counterparty.

           (t) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 29, 1996, by and between the Corporation and Counterparty, as the same may be amended from time to time.

           (u) "Termination Time" shall be immediately prior to the Effective Time, as defined in the Merger Agreement."

            4.    Amendment to Section 15.  Section 15 of the Rights
                  -----------------------
Agreement is hereby modified and amended to add the following sentence at the end thereof:

"Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement in connection with any transactions contemplated by the Merger Agreement or the Counterparty Stock Option Agreement."

            5.    Addition of Section 34.  A new Section 34 is added to the
                  ----------------------
Rights Agreement, to read as follows:

                  "Section 34.  Termination.  This Agreement shall terminate
                                -----------
at the Termination Time and all rights, benefits, obligations, duties and agencies created by this Agreement shall be terminated at the Termination Time. All Rights issued and outstanding shall, at the Termination Time, cease to exist and shall be terminated without any payment to any holder thereof."
            6.    Effectiveness.  This Amendment shall be deemed to be in
                  -------------
force and effective immediately prior to the execution and delivery of the Merger Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby, until the Termination Time.

            7.    Counterparts.  This Amendment No. 2 may be executed in any
                  ------------
number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            8.    Miscellaneous.  In all respects not inconsistent with the
                  -------------
terms and provisions of this Amendment No. 2, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment No. 2, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and attested on the day and year first set forth above.

                                       Boatmen's Bancshares, Inc.

                                       By:
                                          -------------------------------------
                                           Name:_______________________________
                                           Title:______________________________

Attest:


By:
   ----------------------------------
    Name:____________________________
    Title:___________________________

                                       Boatmen's Trust Company

                                       By:
                                          -------------------------------------
                                           Name:_______________________________
                                           Title:______________________________

Attest:


By:
   ----------------------------------
    Name:____________________________
    Title:___________________________

                                                                      EXHIBIT C
                                                                      ---------

                               _______________, 199__




- ---------------------------------

- ---------------------------------

- ---------------------------------

- ---------------------------------
Attention:
          -----------------------

          -----------------------

                  Re: Agreement and Plan of Merger, dated as of August 29, 1996 (the "Merger Agreement"), by and between Boatmen's Bancshares, Inc. (the "Company") and NationsBank Corporation ("Parent")

Gentlemen:

            I have been advised that I may be deemed to be an affiliate of the Company, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            Pursuant to the terms and conditions of the Merger Agreement, each share of common stock of the Company owned by me as of the effective time of the merger contemplated by the Merger Agreement (the "Merger") will be converted into the right to receive shares of common stock of Parent or, if I so elect, cash consideration in lieu of receiving shares of common stock of Parent, and each share of preferred stock of the Company owned by me as of the effective time of the Merger will be converted into the right to receive preferred stock of Parent. As used in this letter, the shares of common stock and preferred stock of the Company which may be received by me in the Merger in exchange for the shares of common stock and preferred stock of the Company owned by me immediately prior to the effective time of the Merger are referred to as the "Post-Merger Shares." This letter is delivered to Parent pursuant to Section 6.07 of the Merger Agreement.

- ------------------------------
                           , 19
- ---------------------------    --
Page 2


            A.    I represent and warrant to Parent and agree that:

                  1. I shall not make any sale, transfer or other disposition of the Post-Merger Shares I receive pursuant to the Merger in violation of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                  2. I understand that the issuance of the Post-Merger Shares to me pursuant to the Merger will be registered with the Commission under the Securities Act. I also understand that, because I may be deemed an "affiliate" of the Company and because any distributions by me of the Post-Merger Shares will not be registered under the Securities Act, such Post-Merger Shares must be held by me unless
            (i) the sale, transfer or other distribution has been registered under the Securities Act, (ii) the sale, transfer or other distribution of such Post-Merger Shares is made in accordance with the provisions of Rule 145, or (iii) in the opinion of counsel acceptable to Parent, another exemption from registration under the Securities Act is available with respect to any such proposed distribution, sale, transfer or other disposition of such Post-Merger Shares.

            B.    I understand and agree that:

                  1. There will be placed on the certificates representing such Post-Merger Shares, or any certificate delivered in substitution therefor, a legend stating in substance:

                  "The shares represented by this Certificate were issued in a transaction to which Rule 145 under the Securities Act of 1993, as amended, applied. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement dated __________, 1996, by the registered holder in favor of NationsBank Corporation, a copy of which agreement is on file at the principal offices of NationsBank Corporation."

                  2. Unless the transfer by me of Post-Merger Shares is a sale made in compliance with the provisions of Rule 145(d) or made pursuant to an effective registration statement under the Securities Act, Parent reserves the right to place the following legend on the certificates issued to my transferee:

                  "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless the shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available."

            I understand and agree that the legends set forth in paragraphs 1 and 2 above shall be removed by delivery of substitute certificates without any legend if I deliver to Parent a copy of

- ------------------------------
                           , 19
- ---------------------------    --
Page 3


a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to Parent, to the effect that no such legend is required for the purpose of the Securities Act.

            I have carefully read this letter and the Merger Agreement and understand the requirements of each and the limitation imposed upon the distribution, sale, transfer or other disposition of Post-Merger Shares by me.

                                    Very truly yours,




[#66481]





C-3